Exhibit 99.1

Contact: R. Roderick Porter, President

Phone: 202-464-1130 ext. 2406

Southern National Bancorp of Virginia, Inc.

NASDAQ Symbol SONA

Website: www.sonabank.com

Southern National Bancorp of Virginia, Inc. Announces Sale of $27 Million of Subordinated Notes

For immediate release

Friday, January 20, 2017

MCLEAN, VA, January 20, 2017 (GLOBE NEWSWIRE) – Southern National Bancorp of Virginia, Inc. (NASDAQ: SONA) (“Southern National”), the holding company of Sonabank, announced that it had completed the sale of $27 million of its fixed-to-floating rate Subordinated Notes due 2027 (the “Notes”). The Notes will initially bear interest at 5.875% per annum until January 31, 2022; thereafter, the Notes will be payable at an annual floating rate equal to three-month LIBOR plus a spread of 3.95% until maturity or early redemption.

The Company plans to use the net proceeds of the offering for general corporate purposes, including, but not limited to, contributing capital to its bank subsidiary to support continued growth.

The Notes sold in the offering have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other security, nor shall there be any sale of securities in any state or other jurisdiction in which, or to any persons to whom, such offer, solicitation or sale would be unlawful.

ABOUT SOUTHERN NATIONAL

Southern National Bancorp of Virginia, Inc. is a bank holding company with assets of $1.1 billion at September 30, 2016. Sonabank provides a range of financial services to individuals and small and medium sized businesses. Sonabank has fifteen branches in Virginia, located in Fairfax County (Reston, McLean and Fairfax), Charlottesville, Warrenton (2), Middleburg, Leesburg (2), South Riding, Front Royal, New Market, Haymarket, Richmond and Clifton Forge, and eight

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branches in Maryland, in Rockville, Shady Grove, Frederick, Bethesda, Upper Marlboro, Brandywine, Owings and Huntingtown.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that relate to future events or the future performance of Southern National. Forward-looking statements are not guarantees of performance or results. These forward-looking statements are based on the current beliefs and expectations of the management of Southern National and are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond their control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed or implied in these forward-looking statements because of numerous possible uncertainties. Words like “may,” “plan,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” “will,” and similar expressions should be considered as identifying forward-looking statements, although other phrasing may be used. Such forward-looking statements involve risks and uncertainties and may not be realized due to a variety of factors. Risk and uncertainties related to Southern National include, among others, changes in asset quality and credit risk; changes in interest rates and capital markets; the introduction, timing and success of business initiatives; and competitive conditions. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the reports (such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q) filed by Southern National. These factors should be considered, and undue reliance should not be placed on such forward-looking statements. No obligation is undertaken by Southern National to update such forward-looking statements to reflect events or circumstances occurring after the issuance of this press release.

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